EXHIBIT 5.1



                              Troutman Sanders LLP
                              600 Peachtree Street
                             Atlanta, Georgia 30303
                                  404-885-3000



                                  June 25, 1997



Southern Investments UK plc
800 Park Avenue
Aztec West
Almondsbury
Bristol BS12 4SE, England

         Re:      Southern Investments UK plc Exchange Offer

Gentlemen:

         We have acted as special U.S. counsel to Southern Investments UK plc (the "Company") and Southern Investments UK Capital Trust I (the "Trust") in connection with the preparation of a Registration Statement on Form S-4 (File Nos. 333-26939 and 333-26939-01), as amended (the "Registration Statement"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the proposed offer to exchange up to $82,000,000 aggregate liquidation amount of the Trust's 8.23% Exchange Subordinated Capital Income Securities (the "Exchange Capital Securities") for a like liquidation amount of its outstanding 8.23% Subordinated Income Capital Securities (the "Original Capital Securities"), of which $82,000,000 aggregate liquidation amount are issued and outstanding. The Exchange Capital Securities will be guaranteed (the "Exchange Guarantee") by the Company pursuant to a guarantee agreement (the "Guarantee Agreement") between the Company and Bankers Trust Company, as trustee (the "Guarantee Trustee"), with respect to the payment of distributions and payments upon liquidation, redemption and otherwise to the extent set forth in the Prospectus (the "Prospectus") filed as part of the Registration Statement.

         In connection with the offer to exchange the Exchange Capital Securities for the Original Capital Securities, the Company will also offer to exchange $84,537,000 aggregate principal amount of its 8.23% Exchange Subordinated Debentures due February 1, 2027 (the "Exchange Subordinated Debentures") for a like aggregate principal amount of its 8.23% Subordinated Debentures due February 1, 2027 (the "Original Subordinated Debentures"), which were purchased by the Trust with the proceeds of the Original Capital Securities. Like the Exchange Capital Securities, the Exchange Subordinated Debentures and the Exchange Guarantee will be registered under the Act.
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Southern Investments UK plc
June 25, 1997
Page 2


         The Original Capital Securities were, and the Exchange Capital Securities are being, issued pursuant to the Amended and Restated Declaration of Trust dated as of January 29, 1997 among the Company, as sponsor, Bankers Trust Company, as institutional trustee, Bankers Trust (Delaware), as Delaware trustee, and the regular trustees named therein. The Original Capital Securities were, and the Exchange Capital Securities will be, guaranteed by the Company on a subordinated basis with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to the Guarantee Agreement. The Original Subordinated Debentures were, and the Exchange Subordinated Debentures will be, issued pursuant to an Indenture dated as of January 29, 1997 (the "Indenture") among the Company, Bankers Trust Company, as trustee, and Bankers Trust Luxembourg S.A., as paying agent and transfer agent.

         We have reviewed copies of the Registration Statement and the Prospectus and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

         Based on the foregoing, we are of the opinion that:

                  (i) assuming (a) due authorization, execution and delivery of the Indenture, (b) establishment of the terms of the Exchange Subordinated Debentures in conformity with the Indenture and (c) due execution, delivery, authentication and issuance of the Exchange Subordinated Debentures in accordance with the Indenture and exchange for a like principal amount of validly tendered Original Subordinated Debentures, the Exchange Subordinated Debentures will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer), reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and

                  (ii) assuming due authorization, execution and delivery of the Guarantee Agreement by the Company and the Guarantee Trustee, the Exchange Guarantee will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer), reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
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Southern Investments UK plc
June 25, 1997
Page 3

         In rendering the foregoing opinion, with respect to matters of New York law, we have relied on the opinion of Shearman & Sterling attached hereto as Annex I.

         We consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Troutman Sanders LLP under the caption "Validity of Exchange Capital Securities" in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                                     Very truly yours,

                                                     /s/Troutman Sanders LLP

                                                     TROUTMAN SANDERS LLP

                                                                         ANNEX I

                               Shearman & Sterling
                              599 Lexington Avenue
                         New York, New York 10022-6069


 June 25, 1997


Troutman Sanders LLP
NationsBank Plaza
600 Peachtree Street, N.E.
Suite 5200
Atlanta, GA  30308-2216


                           Southern Investments UK plc
                     Southern Investments UK Capital Trust I



Ladies and Gentlemen:

                  We have acted as special New York counsel to Southern Investments UK Capital Trust I, a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. Section 3801 et seq.)(the "Trust") and Southern Investments UK plc, a public limited company incorporated under the laws of England and Wales (the "Company" and, together with the Trust, the "Offerors"), in connection with the filing by the Offerors of a registration statement on Form S-4 (Registration No. 333-26939) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the Registration Statement, the Offerors are offering to exchange
(i) 8.23% Exchange Subordinated Capital Income Securities (the "Exchange Capital Securities") for a like liquidation amount of the Trust's 8.23% Subordinated Capital Income Securities (the "Original Capital Securities"), (ii) 8.23% Exchange Subordinated Debentures (the "Exchange Subordinated Debentures") for a like aggregate principal amount of the Company's 8.23% Subordinated Debentures (the "Original Subordinated Debentures") and (iii) a guarantee agreement dated as of January 29, 1997 (the "Guarantee Agreement") between the Company and Bankers Trust Company, as trustee (the "Guarantee Trustee") referring to an original guarantee (the "Original Guarantee") and an exchange guarantee (the "Exchange Guarantee).

                  The Original Capital Securities were, and the Exchange Capital Securities are being, issued pursuant to the Amended and Restated Declaration of Trust dated as of


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                                        2

January 29, 1997 among the Company, as sponsor, Bankers Trust Company, as trustee, Bankers Trust (Delaware), as trustee and the regular trustees. The Original Capital Securities were, and the Exchange Capital Securities will be, guaranteed by the Company on a subordinated basis with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to the Guarantee Agreement. The Original Subordinated Debentures were, and the Exchange Subordinated Debentures will be, issued pursuant to an Indenture dated as of January 29, 1997 (the "Indenture") among the Company, Bankers Trust Company, as trustee (the "Indenture Trustee"), and Bankers Trust Luxembourg, as paying agent and transfer agent.

                  In our capacity as special New York counsel to the Offerors, we have examined originals, or copies identified to our satisfaction, of such documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

                  Our opinions set forth below are limited to the laws of the State of New York and the federal laws of the United States and we do not express any opinion herein concerning any other law.

                  Based upon and subject to the foregoing, we are of the opinion that:

                  (i) assuming (a) due authorization, execution and delivery of the Indenture by the Company and the Indenture Trustee, (b) establishment of the terms of the Exchange Subordinated Debentures in conformity with the Indenture and (c) due execution, delivery, authentication and issuance of the Exchange Subordinated Debentures in accordance with the Indenture and exchange for a like principal amount of validly tendered Original Subordinated Debentures, the Exchange Subordinated Debentures will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer), reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and

                  (ii) assuming due authorization, execution and delivery of the Guarantee Agreement by the Company and the Guarantee Trustee, the Exchange Guarantee will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer), reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  In rendering the opinion expressed above, we have assumed the existence of each party to each document referred to therein, that the execution and delivery of each such document will be effected in accordance with all laws, regulations, procedures and contractual restrictions applicable to the party taking such action and that such action will not violate any such law, regulation, contractual restriction or procedure.

                  This opinion is furnished solely for your benefit in connection with your rendering an opinion to the Company in response to Exhibit 5 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. This opinion may not be relied upon for any other purpose, or quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent.


                                                    Very truly yours,

                                                  /s/Shearman & Sterling